Exhibit 10.2

AMENDMENT

TO THE

AMENDED AND RESTATED INDENTURE

AMENDMENT TO THE AMENDED AND RESTATED INDENTURE, dated as of February 1, 2006 (this “Amendment”), by and between CHASE ISSUANCE TRUST, (formerly known as Bank One Issuance Trust), a statutory business trust organized under the laws of the State of Delaware (the “Issuing Entity”), having its principal office at c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1600, and WELLS FARGO BANK, NATIONAL ASSOCIATION (formerly known as Wells Fargo Minnesota Bank, National Association), a national banking association, in its capacity as Indenture Trustee (the “Indenture Trustee”).

WHEREAS, the Issuing Entity and Indenture Trustee have heretofore executed and delivered an Indenture, dated as of May 1, 2002 (as amended, supplemented or otherwise modified, the “Original Indenture”);

WHEREAS, the parties hereto have heretofore executed and delivered an Amended and Restated Indenture, dated as of October 15, 2004 (as amended, supplemented or otherwise modified, the “Agreement”);

WHEREAS, Section 9.01 of the Agreement provides that the Issuing Entity, without the consent of the Indenture Trustee, the Collateral Agent or any of the Noteholders, may amend the Agreement upon delivery of an Issuing Entity Tax Opinion for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Agreement or of modifying in any manner the rights of the Holders of the Notes under the Indenture, any Indenture Supplement or any Asset Pool Supplement; provided, however, that (i) the Issuing Entity shall deliver to the Indenture Trustee, the Collateral Agent and the Owner Trustee an Officer’s Certificate to the effect that the Issuing Entity reasonably believes that such amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future and that such amendment does not adversely affect the rights, duties, benefits, protections, privileges or immunities of the Indenture Trustee or the Collateral Agent and (ii) each Note Rating Agency confirms in writing that such amendment will not cause a Ratings Effect;

WHEREAS, each of the Indenture Trustee and the Collateral Agent has received an Issuing Entity Tax Opinion; and each of the Indenture Trustee, the Collateral Agent and the Owner Trustee has received (i) an Officer’s Certificate to the effect that the Issuing Entity reasonably believes that this Amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future and that this Amendment does not adversely affect the rights, duties, benefits, protections, privileges or immunities of the Indenture Trustee or the Collateral Agent and (ii) from each Note Rating Agency, confirmation in writing that this Amendment will not cause a Ratings Effect; and

WHEREAS, all other conditions precedent to the execution of this Amendment have been complied with.

NOW, THEREFORE, the Issuing Entity and the Indenture Trustee are executing and delivering this Amendment in order to amend the provisions of the Agreement in the manner set forth below.

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement, or if not therein, the Indenture.

SECTION 1. Amendment to Section 1.01. Section 1.01 of the Agreement is hereby amended to delete the definition of “Issuer” and replace it with the following:

“Issuing Entity” means Chase Issuance Trust, as Delaware statutory trust.

SECTION 2. Section 12.12. A new Section 12.12 shall be added and shall read as follows:

Section 12.12 No Asset Pool Other Than Asset Pool One

Notwithstanding anything to the contrary herein or in any other Transaction Document (as such term is defined in the Transfer and Servicing Agreement), there shall be no Asset Pool other than Asset Pool One designated or established pursuant to any of the Transaction Documents.

SECTION 3. Replacement of Terms. All occurrences of the term “Issuer” in the Agreement shall be replaced with the term “Issuing Entity.” All such replacements shall be applicable for the singular, plural and possessive forms of the respective terms thereof.

SECTION 4. Ratification of the Agreement. As amended by this Amendment, the Agreement is in all respects ratified and confirmed, and the Agreement, as so amended by this Amendment, shall be read, taken and construed as one and the same instrument.

SECTION 5. Severability. If any one or more of the covenants, agreements, provisions or terms or portions thereof of this Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms or portions thereof shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms or portions of this Amendment.

SECTION 6. Counterparts. This Amendment may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute one and the same instrument.

SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS AMENDMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

CHASE ISSUANCE TRUST,
as Issuing Entity

By:	WILMINGTON TRUST COMPANY,
not in its individual capacity but solely as Owner Trustee on behalf of the Issuing Entity

By:	/s/ Joann A. Rozell
Name:	Joann A. Rozell
Title:	Assistant Vice President

WELLS FARGO BANK,
NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Cheryl Zimmerman
Name:	Cheryl Zimmerman
Title:	Assistant Vice President

Amendment - A&R Indenture

Signature Page